UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0177556
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 North 34th Street

Seattle, Washington 98103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2005, the Compensation Committee of the Board of Directors of Getty Images, Inc. (the “company”) authorized the payment of annual cash incentive awards to each of the company’s executive officers for the year ended December 31, 2004. The annual incentive awards were made pursuant to the company’s 2004 Non-Sales Bonus Plan, with payouts being determined both by the company’s financial performance in 2004 and each executive’s personal performance. The following table sets forth annual cash incentive awards earned by the named executive officers in 2004:

NAME AND POSITION
Jonathan D. Klein, Chief Executive Officer and Director	$828,208
Elizabeth J. Huebner, Senior Vice President and Chief Financial Officer	229,400
M. Lewis Blackwell, Senior Vice President, Creative Customers [1]	147,352
Jeffrey L. Beyle, Senior Vice President and General Counsel	141,520
Nicholas E. Evans-Lombe, Senior Vice President, Images and Services	119,040
Bo T. Olofsson, Senior Vice President, Sales - EMEA [1,2]	22,546

[1]	Amount was paid in British pounds and translated here to U.S. dollars based on an exchange rate of 1.83 U.S. dollars per British pound.
[2]	In addition to an annual incentive award, Mr. Olofsson was paid sales commissions.

The company will provide additional information regarding the compensation of named executive officers in its definitive proxy statement to be filed with the Securities and Exchange Commission in March of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: March 9, 2005